UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, the board of directors (the “Board”) of Aspira Women’s Health Inc. (the “Company”) appointed Nicole Sandford as a director, effective immediately, filling a vacant seat on the Board. Ms. Sandford will serve as a director until the Company’s 2021 annual meeting of stockholders. Ms. Sandford was also appointed to the Audit Committee of the Board.  The Board has determined that Ms. Sandford meets the independence requirements of the Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) regulations, as well as the additional independence and financial literacy requirements for service on the Audit Committee of the Board.

There are no arrangements or understandings between Ms. Sandford and any other person pursuant to which she was appointed to the Board. Ms. Sandford does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‐K.

Ms. Sandford will receive non-employee director compensation as disclosed in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders filed with the SEC on April 27, 2020, pro-rated for the portion of the year she serves on the Board.

Item 7.01 Regulation FD Disclosure.

On February 22, 2021, the Company issued a press release to announce Ms. Sandford’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Description

No.

99.1Press Release issued by Aspira Women’s Health Inc. on February 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: February 22, 2021	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer